Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 23, 2017, relating to the consolidated financial statements of Mid Penn Bancorp, Inc., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

August 17, 2017